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                                  UNIVEC, INC.
                             1996 STOCK OPTION PLAN




SECTION 1.  PURPOSE:

                  The purpose of the Univec Inc., 1996 Stock Option
                  Plan (the "Plan") is to enable Univec, Inc. (the "Company") to attract and retain employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and directors to participate in the long-term success and growth of the Company by giving them an equity interest in the Company.

SECTION 2.  ADMINISTRATION.

             2.1 The Plan shall be administered by the Company's Board of Directors (the "Board") as such Board may be composed from time to time and/or by a Stock Option Committee (the "Committee") appointed by the Board which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act")), who shall serve at the pleasure of the Board. As and to the extent authorized by the Board, the Committee may exercise the powers and authority vested in the Board under the Plan. The Board of Directors, or such Committee, whichever is serving as administrator of the Plan, is hereinafter referred to as the "Committee".

             2.2 The Committee shall have the authority to grant Stock Options to eligible grantees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Stock Options granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                  (a) to determine whether and to what extent any Stock Options will be granted hereunder;

                  (b) to select the grantees to whom Stock Options will be granted;

                  (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each Stock Option granted hereunder;



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                  (d)  to determine the terms and conditions of any Stock Option granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the Stock Option are satisfied;

                  (e) to determine the treatment of Stock Options upon a grantee's retirement, disability, death, termination for cause or other termination;

                  (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date;

                  (g) to provide that the shares of Stock received as a result of exercise of a Stock Option shall be subject to the terms of a shareholders agreement or subject to such other terms and conditions relating to transfer as the Committee may specify;

                  (h) to amend the terms of any Stock Option, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

                  (i) to substitute new Stock Options for previously granted Stock Options, including previously granted options having higher option prices.

             2.3 In making such determinations, the Committee may take into account the nature of the services rendered by the individuals, their present and potential contributions to the Company's success, and such other factors as the Committee shall deem relevant. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

             2.4 Notwithstanding anything contained herein to the contrary, at any time during the period the Company's Stock is registered pursuant to Section 12(g) of the 1934 Act, the Committee shall have the exclusive right to grant Stock Options to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to
                  Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any) under the 1934 Act. To the extent that any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board and/or the Committee.



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SECTION 3.  STOCK SUBJECT TO PLAN.

             3.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,709,219 (subject to further adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares.

             3.2 In the event of any merger, reorganization, consolidation, sale or other distribution of substantially all assets, or recapitalization of the Company, Stock dividend, split, spin-off, split-up, split-off, an extraordinary distribution of cash or assets by the Company or other change in the Company's corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding Stock Options and the amounts to be paid by grantees with respect to outstanding Stock Options.

SECTION 4.  ELIGIBILITY.

                  Officers and other key employees of the Company are eligible to be granted Stock Options under the Plan. Directors of the Company (whether or not also employees of the Company) and consultants to the Company also are eligible to be granted Stock Options under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 5.  TERMS OF STOCK OPTIONS

             5.1 The Stock Options awarded under the Plan may be one of two types: (i) Incentive Stock Options within the meaning of
                  Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

             5.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but such term shall not be longer than 10 years.

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                  (c)  Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company in such form and manner as the Committee may require specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such form and manner as the Committee may provide in the award, which may include cash, delivery of shares of Stock already owned by the optionee, any other form and manner determined by the Committee and permitted by law, or any combination of the foregoing.

                  (e) No Stockholder Rights. An optionee shall have neither rights to dividends, nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  (f) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

                  (g) Termination of Employment or Service. If an optionee's employment with the Company or service as a director terminates, whether by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 5.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

             5.3 Notwithstanding the provisions of Section 5.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Stock Option (110%, in the case of a 10% shareholder described in Section 422(b)(6) of the Code (a "10% Shareholder")), (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded (5 years, in the case of a 10% Shareholder), (iii) be awarded more than ten years after the effective date of the Plan or (iv) be awarded to any optionee who is not an employee of the Company or a parent or subsidiary corporation of the Company (as defined in Section 424 of the Code).


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SECTION 6.  TAX WITHHOLDING.

             6.1 Each employee shall, no later than the date as of which the value of a Stock Option first becomes includible in the employee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Stock Option (or portion thereof). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

             6.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation with respect to any Stock Options hereunder satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award or (ii) delivering to the Company shares of Stock.

SECTION 7.  AMENDMENTS AND TERMINATION.

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the grantee's written consent.

SECTION 8.  GENERAL PROVISIONS.

             8.1 Each Stock Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of a Stock Option with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Stock Option or the issuance, purchase or delivery of Stock thereunder, such Stock Option shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

             8.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of nor participation in the Plan nor the grant of any Stock Option hereunder shall confer upon any employee of the Company any right to continued employment or any director or





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                  consultant any right to continued service or interfere in any way with the right of the Company to terminate such employee's employment at any time, nor shall it interfere in any way with the employee's right to terminate his or her employment or the director's or consultant's right to terminate his or her service.

             8.3 Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Stock Options under the Plan, whether or not such persons are similarly situated.

             8.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board and the Committee and all officers and employees of the Company acting on their behalf shall, to the extent permitted by law and under the Certificate of Incorporation and By Laws of the Company, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

             8.5 The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law provisions.

SECTION 9.  EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective upon approval by the Company's stockholders.




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